                                                                  EXHIBIT 10.66

Loan No. 6869S4

                               SECURITY AGREEMENT

                               (Personal Property)

         THIS SECURITY AGREEMENT is made and entered into this 25th day of June, 1996, by SIERRA TUCSON, INC., an Arizona corporation, whose offices are located at 16500 North Lago del Oro Parkway, Tucson, Arizona 85737 (hereinafter called "Debtor"), in favor of Mortgages Ltd., successors and assigns (hereinafter called "Secured Party"), whose address is 2833 North Third Street, Phoenix, Arizona 85004.

1.       RECITALS

         1.1 Secured Party has contemporaneously herewith made a loan to NEXTHEALTH, INC., a Delaware corporation, formerly SIERRA TUCSON COMPANIES, INC., a Delaware corporation ("NEXTHEALTH") in the principal amount of Four Million Dollars ($4,000,000.00) (the "Loan").

         1.2 The Loan is evidenced by a loan agreement ("Loan Agreement") and a promissory note ("Note").

         1.3 The Loan is secured by a Deed of Trust, Assignment of Rents and Security Agreement ("Deed of Trust") which encumbers real property more particularly described in Exhibit "A" attached hereto and incorporated herein by reference ("Real Property").

         1.4 The Loan is guaranteed by Debtor herein and SIERRA HEALTHSTYLES, INC., an Arizona corporation ("HEALTHSTYLES") (the "Guaranties").

         1.5 NEXTHEALTH, Debtor and HEALTHSTYLES executed an Environmental Certification and Indemnity Agreement.

         1.6 The Loan Agreement requires NEXTHEALTH, Debtor and HEALTHSTYLES to execute separate security agreements (the "Security Agreement").

         1.7 The documents referenced in 1.2 through 1.6 are collectively referred to as the ("Loan Documents").

         1.8 Debtor is a wholly owned subsidiary corporation of NEXTHEALTH which occupies a portion of the Real Property and holds title to certain assets.

         1.9 The making of the Loan by Secured Party is conditioned upon Debtor's securing the Note by giving to Secured Party a security interest in the property described on Exhibit "B" attached hereto and incorporated herein by reference (hereinafter called the "Collateral").

 2.      SECURITY INTEREST

         2.1 In consideration of the loan described above, Debtor hereby grants to Secured Party a security interest (hereinafter called the "Security Interest") in the personal property described on Schedule "A" attached hereto, and by this reference made a part hereof (hereinafter called the "Collateral").

         2.2 This Security Agreement is given for the purpose of securing, in such order of priority as Secured Party may elect:

         (a) Payment of the principal sum of $4,000,000.00 together with interest thereon according to the terms of the Note dated of even date herewith, made by NEXTHEALTH payable to the order of Secured Party, and all extensions, modifications, renewals or replacements thereof.

          (b) Payment, performance and observance by Debtor of each agreement, term, provision and condition contained herein and of all moneys expended or advanced by Secured Party pursuant to the terms hereof, or to preserve any right of Secured Party hereunder, or to protect or preserve the Collateral or any part thereof;

         (c) Payment and performance of any and all other indebtedness, obligations and liabilities of Debtor, NEXTHEALTH or HEALTHSTYLES under the Loan Documents to Secured Party of every kind and character, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, whether such indebtedness is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred.

All of the indebtedness and obligations secured by this Security Agreement are hereinafter collectively called the "Obligation."

3.       WARRANTIES, COVENANTS AND AGREEMENTS OF DEBTOR

         Debtor hereby warrants, covenants and agrees that:

         3.1 Debtor shall not sell, transfer, assign or otherwise dispose of any Collateral or any interest therein, except in the ordinary course of business, without obtaining the prior written consent of Secured Party and shall keep the Collateral free of all security interests or other encumbrances except the Security Interest. Although proceeds of Collateral are covered by this Security Agreement, this shall not be construed to mean that Secured Party consents to any sale of such property.

         3.2 Debtor shall immediately give Secured Party written notice of any change in location of Debtor's chief executive office.

         3.3 Debtor shall keep records concerning the Collateral in accordance with generally accepted accounting principles and, if required by Secured Party, shall mark its records to indicate the Security Interest.

         3.4 Debtor, at its cost and expense, shall protect and defend this Agreement, all of the rights of Secured Party hereunder and the Collateral against all claims and demands of other parties. Debtor shall pay all claims and charges that in the opinion of Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest. Debtor shall promptly notify Secured Party of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral and of any threatened or filed claims or proceedings that might in any way affect or impair the terms of this Agreement.

         3.5 The Security Interest, at all times, shall be perfected and shall be prior to any other interests in the Collateral. Debtor shall act and perform as necessary and shall execute and file all security agreements, financing statements, continuation statements and other documents deemed necessary by Secured Party to establish, maintain and continue the perfected Security Interest. Debtor, on demand, shall promptly pay all costs and expenses of filing and recording, including the costs of any searches, deemed necessary by Secured Party from time to time to establish and determine the validity and the continuing priority of the Security Interest.

         3.6 All rights, powers and remedies granted Secured Party herein, or otherwise available to Secured Party, are for the sole benefit and protection of Secured Party, and Secured Party may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if under the terms hereof, Secured Party is given two or more alternative courses of action, Secured Party may elect any alternative or combination of alternatives at its option and in its sole and absolute discretion. All monies advanced by Secured Party under the terms hereof and all amounts paid, suffered or incurred by Secured Party in exercising any authority granted herein, including reasonable attorneys' fees, shall be added to the Obligation, shall be secured by the Security Interest, shall bear interest at the highest rate payable on any of the Obligation until paid, and shall be due and payable by Debtor to Secured Party immediately without demand.

         3.7 Debtor shall furnish to Secured Party, or to any proposed assignee of the Note and any other security for the Note, within fifteen (15) days after request therefor, a written statement in form satisfactory to Secured Party, duly acknowledged, certifying whether any claims, offsets or defenses exist against this Security Agreement or any of the terms and provisions of any other agreement securing the Obligation.

4.       EVENTS OF DEFAULT; REMEDIES

         4.1 The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an "Event of Default":

         (a) Any failure to pay any principal or interest or any other part of the Obligation pursuant to the provisions contained in the Note or Loan Documents when due.

         (b) Any failure or neglect to perform or observe any of the terms, provisions, or covenants of this Security Agreement, the Note or any other document or instrument executed or delivered in connection with the Obligation and such failure or neglect either cannot be remedied or, if it can be remedied, it continues unremedied for a period of twenty (20) days after written notice thereof to Debtor.

         (c) Any warranty, representation or statement contained in this Security Agreement, the Note or any other document or instrument executed or delivered in connection with the Obligation, or made or furnished to Secured Party by or on behalf of Debtor, that shall be or shall prove to have been materially false when made or furnished.

         (d) The filing by Debtor, (or against Debtor) in which Debtor acquiesces or which is not dismissed within sixty (60) days after the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to Debtor or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of Debtor.

         (e) The insolvency of Debtor, or the execution by Debtor, of an assignment for the benefit of creditors; or the convening by Debtor of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Debtor to pay its debts as they mature; or if Debtor is generally not paying its debts as they mature.

         (f) The admission in writing by Debtor that it is unable to pay its debts as they mature or that it is generally not paying its debts in a timely manner.

         (g) The liquidation, termination or dissolution of Debtor, if a corporation, partnership or joint venture, if Secured Party is not reasonably reassured of timely payment and performance hereunder and under the Note and all other loan documents.

         (h) Any attachment, garnishment, levy or execution upon, or judicial seizure of, any portion of the Collateral.

         (i) The existence or the filing of any lien or encumbrance against any portion of the Collateral which may impair the first lien position of secured party.

         (j) The institution of any legal action or proceedings which are not diligently and actively contested by Debtor to enforce a lien or security interest in any portion of the Collateral provided however, Sundt Corp. may commence an action relating to its Mechanics Lien.

         (k) The abandonment by Debtor of all or any part of the Collateral.

         (l) The occurrence of any event of default under any of the Note, the Loan Agreement, the Deed of Trust or any other document or instrument executed or delivered in connection with the Obligation.

         (m) The occurrence of any event of default under any document or instrument given by Debtor in connection with any other indebtedness of Debtor to Secured Party.

         4.2 Upon the occurrence of any Event of Default and at any time thereafter while such Event of Default is continuing, Secured Party shall have the following rights and remedies and may do one or more of the following:

         (a) Declare all or any part of the Obligation including any or all of the Note immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law.

         (b) Without further notice or demand and without legal process, take possession of the Collateral.

         (c) Pursue any legal remedy available to collect the Obligation, to enforce its title in and right to possession of the Collateral and to enforce any and all other rights or remedies available to it.

         (d) Upon obtaining possession of the Collateral or any part thereof, after notice to Debtor as provided in paragraph 4.4 herein, sell such Collateral at public or private sale either with or without having such Collateral at the place of sale. The proceeds of such sale, after deducting therefrom all expenses of Secured Party in taking and selling the Collateral (including reasonable attorneys' fees) shall be applied to the payment of the Obligation, and any surplus thereafter remaining shall be paid to Debtor or any other person that may be legally entitled thereto. In the event of a deficiency between such net proceeds from the sale of the Collateral and the total amount of the Obligation, Debtor, upon demand, shall promptly pay the amount of such deficiency to Secured Party.

         4.3 Secured Party, so far as may be lawful, may purchase all or any part of the Collateral offered at any public or private sale made in the enforcement of Secured Party's rights and remedies hereunder.

         4.4 Secured Party shall give Debtor reasonable notice of any sale or other disposition of all or any part of the Collateral. Debtor agrees that notice and demand shall be deemed to be commercially reasonable and effective if such notice is given to Debtor at least five (5) days prior to such sale or other disposition in the manner provided herein for the giving of notices.

         4.5 Debtor shall pay all costs and expenses, including without limitation costs of Uniform Commercial Code searches, court costs and reasonable attorneys' fees, incurred in enforcing payment and performance of the Obligation or in exercising the right and remedies of

Secured Party hereunder. Such court costs and attorneys' fees shall be set by the court and not by jury, shall be included in any judgment obtained by Secured Party, shall be added to the Obligation and shall be secured by this Security Agreement.

         4.6 In addition to the remedies provided herein for an Event of Default, Secured Party shall have all the rights and remedies afforded a secured party under the Uniform Commercial Code and all other legal and equitable remedies allowed under applicable law. No failure on the part of Secured Party to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Secured Party in exercising any such rights shall be construed to preclude it from the exercise thereof any time during the continuance of that Event of Default. Secured Party may enforce any one or more remedies or rights hereunder successively or concurrently. By accepting payment or performance of any of the Obligation after its due date, Secured Party shall not thereby waive the agreement contained herein that time is of the essence, nor shall Secured party waive either its right to require prompt payment or performance when due of the remainder of the Obligation or its right to consider the failure to so pay or perform an Event of Default.

5.       MISCELLANEOUS PROVISIONS

         5.1 The acceptance of this Security Agreement by Secured Party shall not be considered a waiver of or in any way to affect or impair any other security that Secured Party may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Obligation, nor shall the taking by Secured Party at any time of any such additional security be construed as a waiver of, or in any way to affect or impair, the Security interest; Secured Party may resort, for the payment or performance of the Obligation, to its several securities therefor in such order and manner as it may determine.

         5.2 Without notice or demand, without affecting the obligations of Debtor hereunder or the personal liability of any person for payment or performance of the Obligation, and without affecting the Security Interest or the priority thereof, Secured Party, from time to time, may: (i) extend the time for payment of all or any part of the Obligation, accept a renewal note therefor, reduce the payments thereon, release any person liable for all or any part thereof, or otherwise change the terms of all or any part of the Obligation; (ii) take and hold other security for the payment or performance of the Obligation and enforce, exchange, substitute, subordinate, waive or release any such security; (iii) join in any extension or subordination agreement; or
(iv) release any part of the Collateral from the Security Interest.

         5.3 Debtor waives and agrees not to assert: (i) any right to require Secured Party to proceed against any guarantor, to proceed against or exhaust any other security for the Obligation, to pursue any other remedy available to Secured Party, or to pursue any remedy in any particular order or manner; (ii) the benefits of any statute of limitations affecting the enforcement hereof;
(iii) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Obligation; and (iv) any benefit of, and any right to participate in, any other security now or hereafter held by Secured Party.

         5.4 Until an Event of Default, Debtor may retain possession of the Collateral and may use it in any lawful manner not inconsistent with this Security Agreement.

         5.5 The terms herein shall have the meanings in and be construed under the Uniform Commercial Code. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be void or invalid, the same shall not affect the remainder hereof which shall be effective as though the void or invalid provision had not been contained herein.

         5.6 No modification, rescission, waiver, release or amendment of any provision of this Security Agreement shall be made except by a written agreement subscribed by Debtor and a duly authorized officer of Secured Party.

         5.7 This Security Agreement shall remain in full force and effect until all of the Obligation shall have been paid and performed in full.

         5.8 No offset or claim that Debtor now has or may in the future have against Secured Party shall relieve Debtor from paying or performing the Obligation.

         5.9 Time is of the essence hereof. This Security Agreement applies to, inures to the benefit of, and binds all parties hereto, their heirs, personal representatives, successors and assigns. The term "Secured Party" shall include not only the original Secured Party hereunder but also any future owner and holder, including pledgees, of the Note. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

         5.10 All notices required or permitted to be given hereunder shall be in writing, and shall become effective five (5) days after such are deposited with the United States Postal Service, certified or registered, postage prepaid, addressed as shown above, or to such other address as such party may, from time to time, designate in writing.

         5.11 A carbon, photographic or other reproduced copy of this Security Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

 . . . . . . . . . . . .

 . . . . . . . . . . . .

 . . . . . . . . . . . .

 . . . . . . . . . . . .

 . . . . . . . . . . . .

         IN WITNESS WHEREOF, this Security Agreement has been executed and delivered on behalf of and in the name of Debtor on the date indicated above.

                                               SIERRA TUCSON, INC., an Arizona
                                               corporation

                                               By:      ________________________
                                                        JOHN H. SCHMITZ
                                               Its:     President

                                               DEBTOR

STATE OF ARIZONA                )
                                ) ss
County of ______________________)

         The foregoing instrument was acknowledged before me this ______ day of June, 1996, by JOHN H. SCHMITZ, the President of SIERRA TUCSON, INC., an Arizona corporation, who acknowledged that (s)he executed the foregoing instrument for the purposes herein contained on behalf of such corporation.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

- ------------------------------                    ------------------------------
My Commission Expires                             Notary Public